Exhibit 10(q)

                                       BOARD OF DIRECTORS AMENDED
                                                FEBRUARY 14, 2000


                DEFINED CONTRIBUTION MAKEUP PLAN
                               OF
                   PHILLIPS PETROLEUM COMPANY



Section 1.  Definitions.

For purposes of the Plan, the following terms, as used herein, shall have the meaning specified:

(a) "Affiliated Company" means any company or other legal entity which is controlled, either directly or indirectly, by the Company.

(b)  "Affiliated  Group"  shall  mean  the  Company  plus   other
     subsidiaries and affiliates in which it owns a 5% or more equity interest.

(c) "Allocation Ratio" shall mean the ratio determined by dividing (i) an amount equal to the total value of the unallocated shares of Stock allocated to LTSSP participants and beneficiaries as of a LTSSP Basic Allocation Date or Supplemental Allocation Date (as defined in the LTSSP) by
     (ii) an amount equal to the total net LTSSP Fund K deposits used in the calculation of the LTSSP Basic Allocation or Supplemental Allocation (as defined in the LTSSP).

(d) "Beneficiary" means a person or persons designated by a Participant to receive, in the event of death, any unpaid portion of a Participant's Benefit from this Plan. Any


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     Participant  may,  subject to such  limitations  as  may  be prescribed by the Committee, designate one or more persons primarily or contingently as beneficiaries in writing upon forms supplied by and delivered to the Company, and may revoke such designations in writing. If a Participant fails effectively to designate a beneficiary, then the Benefits will be paid in the following order of priority:
     (i)       Surviving spouse;
     (ii)      Surviving children in equal shares;
     (iii)     To the estate of the Participant.

(e) "Benefit" shall mean an obligation of the Company to pay amounts from this Plan.

(f) "Board" means the Board of Directors of the Company as it may be comprised from time to time.

(g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

(h) "Committee" means the Compensation Committee of the Board or any successor committee with substantially the same responsi bilities.

(i) "Company" means Phillips Petroleum Company, a Delaware corporation or any successor corporation.

(j) "Employee" means any individual who is a salaried employee of the Company or any Participating Subsidiary.


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(k)  "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

(l) "Highly Compensated Employee" shall mean an Employee whose compensation exceeds the amount set forth in Code Sec tion 401(a)(17), as amended from time to time.

(m)  "KEDCP"  shall  mean the Key Employee Deferred  Compensation
     Plan of Phillips Petroleum Company.

(n)  "LTSSP"  means the Long-Term Stock Savings Plan of  Phillips
     Petroleum Company.

(o) "Participant" means an Employee who is eligible to receive a Benefit from this Plan as a result of being a Highly Compen sated Employee and any person for whom a Supplemental Thrift account and/or a Supplemental LTSSP account is maintained.

(p) "Participating Subsidiary" means a subsidiary of the Com pany, of which the Company beneficially owns, directly or indirectly, more than 50% of the aggregate voting power of all outstanding classes and series of stock, which has adopted the Thrift Plan and the LTSSP, and one or more Employees of which are Participants, or are eligible for Benefits pursuant to this Plan.

(q) "Pay" means, with respect to a Participant's Supplemental Thrift Account, "Pay" as defined in the Thrift Plan, and with respect to a Participant's Supplemental LTSSP Account, "Pay" as defined in the LTSSP, except in each case without regard to Pay Limitations or a voluntary Salary Reduction under provi-


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     sions  of  the  Key Employee Deferred Compensation  Plan  of
     Phillips Petroleum Company.

(r) "Pay Limitations" means the compensation limitations applica ble to the Thrift Plan and the LTSSP that are set forth in Code Section 401(a)(17) in effect January 10, 1994, the date the Plan was adopted, and that limit Pay for purposes of those plans.

(s)  "Plan  Administrator"  means the Executive  Vice  President,
     Planning,   Corporate  Relations  and   Services,   or   his
     successor.

(t) "Retirement" means termination of employment with the Company, a Participating Subsidiary or a member of the Affiliated Group which qualifies the Employee for Retirement as that term is defined in the Retirement Income Plan of Phillips Petroleum Company or of the applicable retirement plan of a Participating Subsidiary or a member of the Affiliated Group.

(u) "Stock" means shares of Common Stock of the Company, par value $1.25.

(v) "Supplemental LTSSP Account" means the Plan Benefit account of a Participant which reflects the portion of his or her Benefit which is intended to replace certain LTSSP benefits to which the Participant might otherwise be entitled but for the application of the Pay Limitations.

(w) "Supplemental Thrift Account" means the Plan Benefit account of a Participant which reflects the portion of his or her Benefit which is intended to replace certain Thrift Plan


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     benefits  to  which  the  Participant  might  otherwise   be
     entitled but for the application of the Pay Limitations.

(x)  "Thrift  Plan"  shall  mean  the  Thrift  Plan  of  Phillips
     Petroleum Company.

(y) "Trustee" shall mean the trustee of the grantor trust established by the Trust Agreement between the Company and Wachovia Bank, N.A. dated as of June 1, 1998, or any successor trustee.

(z) "Valuation Date" means, as to Supplemental Thrift Accounts, the Valuation Date defined in the Thrift Plan, and as to Supplemental LTSSP Accounts, the Valuation Date defined in the LTSSP.

Section 2.  Purpose.

The purpose of this Plan is to provide supplemental benefits for those Employees whose benefits under the Thrift Plan and LTSSP are affected by Pay Limitations or by a voluntary reduction in salary under provisions of KEDCP. This Plan is intended to be and shall be administered as an unfunded benefit plan for Highly Compensated Employees.

Section 3.  Eligibility.

Benefits  may  be granted only to Employees who are  also  Highly
Compensated Employees.


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Section 4.  Supplemental Thrift Benefits.

For each month in which Company Contributions to a Participant's account in the Phillips Stock Fund (Fund C) of the Thrift Plan are, or would be, limited by the Pay Limitations and/or by a voluntary salary reduction, a Benefit amount shall be credited to his or her Supplemental Thrift Account. The amount to be credited shall be calculated in units as though the Participant had deposited 5% of the Participant's Pay in excess of the Pay Limitations and/or voluntary salary reduction to the Phillips Stock Fund (Fund B) of the Thrift Plan and shall be equal to, (i) 1.25% of the Participant's Pay in excess of the Pay Limitations and/or voluntary salary reduction, divided by (ii) the applicable unit value for the Thrift Plan Phillips Stock Fund (Fund C).
This amount shall be credited as of the Valuation Date that Company Contributions would have been made to the Phillips Stock Fund (Fund C) had the Participant made a Basic Deposit to the Thrift Plan in the month for which the Pay Limitations and/or voluntary salary reduction apply. A Supplemental Thrift Account unit shall have a value equivalent to the value of a unit in the Phillips Stock Fund (Fund C) of the Thrift Plan.

4.1  Supplemental Thrift Account Earnings

As of each date that units attributable to dividends or other earnings are credited to the Phillips Stock Fund (Fund C) of the Thrift Plan, additional units shall be credited to a Participant's Supplemental Thrift Account. The total number of such units credited to Supplemental Thrift Plan Accounts shall be determined by multiplying the sum of all units in the Supplemental Thrift Accounts by a fraction, the numerator of which is the total number of units added to the Phillips Stock Fund (Fund C) of the Thrift


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Plan  as  a  result  of the receipt of such  dividends  or  other earnings, and the denominator of which is the sum of all units in the Phillips Stock Fund (Fund C) of the Thrift Plan immediately prior to the crediting of such additional units attributable to such dividends or other earnings. Each Participant shall be credited with a pro rata share of such new units based upon relative values of Participant Supplemental Thrift Accounts on the Valuation Date such units are added to the Plan.

Section 5.  Supplemental LTSSP Benefits.

For each month in which a Basic Allocation or Supplemental Allocation to a Participant's account in the Employer Stock Fund (Fund L) of the LTSSP is, or would be, limited by the Pay Limitations and/or by a voluntary salary reduction, a Benefit amount shall be credited to his or her Supplemental LTSSP Account. The amount to be credited shall be calculated in units as though the Participant had deposited 1% of the Participant's Pay in excess of the Pay Limitations and/or voluntary salary reduction to the Employee Stock Fund (Fund K) of the LTSSP and shall be equal to (i) 1% of the Participant's Pay in excess of the Pay Limitations and/or voluntary salary reduction multiplied by the applicable Allocation Ratio, divided by (ii) the applicable unit value for the LTSSP Employer Stock Fund (Fund L). This amount shall be credited as of the Valuation Date that the Basic Allocation or Supplemental Allocation to the Employer Stock Fund (Fund L) would have been made had the Participant made a Deposit to the Employee Stock Fund (Fund K) of the LTSSP in the month for which the Pay Limitations and/or voluntary salary reduction apply. A Supplemental LTSSP Account unit shall have a value equivalent to a unit in the Employer Stock Fund (Fund L) of the LTSSP.


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5.1  Supplemental LTSSP Account Earnings

As of each date that units attributable to dividends or other earnings are credited to the Employer Stock Fund (Fund L) of the LTSSP, additional units shall be credited to a Participant's Supplemental LTSSP Account. The total number of such units credited to all Supplemental LTSSP Accounts shall be determined by multiplying the sum of all units in the Supplemental LTSSP
Accounts by a fraction, the numerator of which is the total number of units added to the Employer Stock Fund (Fund L) of the LTSSP as a result of the receipt of such dividends or other earnings, and the denominator of which is the sum of all units in the Employer Stock Fund (Fund L) of the LTSSP immediately prior to crediting of such dividends or other earnings. Each Participant shall be credited with a pro rata share of such new units based upon relative values of Participant Supplemental LTSSP Accounts on the Valuation Date such units are added to the Plan.

Section 6.  Payment.

If a Participant terminates employment with the Company, any Affiliated Company or any Participating Subsidiary for any reason except death or Retirement, Benefits which the Participant is eligible to receive under this Plan shall be paid in one lump sum cash payment as soon as practicable following his or her termination except that if a Participant is notified of layoff during or after the year in which the Participant reaches age 50 and prior to Retirement, then the Participant shall be deemed to have "retired" for purposes of expressing a preference to defer such lump sum cash payment, except that a person who becomes employed by a member of the Affiliated Group immediately after terminating employment with the Company, any Affiliated Company or any Participating Subsidiary


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shall  not  receive  the  benefits  under  this  plan  until  the
Participant   subsequently   terminates   employment   from   the
Affiliated Group. If a Participant dies prior to Retirement, Benefits which the Participant is eligible to receive under this Plan shall be paid in one lump sum cash payment to the Participant's Beneficiary as soon as practicable after his or her
death.   If a Participant retires, Benefits which the Participant
is eligible to receive under this Plan shall be paid in one lump sum cash payment as soon as practicable following the first Valuation Date following the Participant's Retirement/termination of employment; provided that a Participant who is retiring or deemed to be retiring may, in the period beginning 365 days prior to and ending no less than 90 days prior to such Participant's Retirement/termination of employment date, express a preference to have such lump sum cash payment credited as an Award under the Company's Key Employee Deferred Compensation Plan except that if a Participant is notified of layoff and if there are not at least 120 days between the date the Participant is notified of layoff
and   the  Participant's  termination  of  employment  date,  the
Participant may express such preference to have the lump sum cash payment credited as an award under the Company's Key Employee Deferred Compensation Plan within 30 days of being notified of layoff.

All  lump  sum cash payments shall be made only as of a Valuation
Date and shall be net of withholding for applicable taxes required by law.

The Chief Executive Officer of the Company, with respect to Participants who are not subject to Section 16 of the Exchange Act, and the Committee, with respect to Participants who are subject to Section 16 of the Exchange Act, shall consider such indication of preference and shall respectively decide in the Chief Executive


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Officer's or the Committee's sole discretion whether to accept or
reject  the  preference  expressed.   In  the  event  the   Chief
Executive Officer or the Committee, as applicable, accepts such Participant's preference, the Participant's Benefit from this Plan shall be credited as an Award under the Key Employee Deferred Compensation Plan as soon as practicable after the Participant's Retirement/termination of employment date.

Section 7.  Administration.

(a)  The  Plan  shall  be administered by the Plan Administrator.
     The Plan Administrator may delegate to employees of the Company the authority to execute and deliver such instru ments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Plan Administrator may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Benefits thereunder.

     (b) Any claim for benefits hereunder shall be presented in writing to the Plan Administrator for consideration, grant or denial. In the event that a claim is denied in whole or in part by the Plan Administrator, the claimant, within ninety days of receipt of said claim by the Plan Administrator, shall receive written notice of denial. Such notice shall contain:

          (1) a statement of the specific reason or reasons for the denial;


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          (2)  specific  references  to the pertinent  provisions
               hereunder on which such denial is based;

          (3)  a   description  of  any  additional  material  or
               information necessary to perfect the claim and an explanation of why such material or information is necessary; and

          (4) an explanation of the following claims review procedure set forth in paragraph (c) below.

     (c) Any claimant who feels that a claim has been improperly denied in whole or in part by the Plan Administrator may request a review of the denial by making written application to the Trustee. The claimant shall have the right to review all pertinent documents relating to said claim and to submit issues and comments in writing to the Trustee. Any person filing an appeal from the denial of a claim must do so in writing within sixty days after receipt of written notice of denial. The Trustee shall render a decision regarding the claim within sixty days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable time, but not later than 120 days after receipt of the request for review. The decision of the Trustee shall be in writing and, in the case of the denial of a claim in whole or in part, shall set forth the same information as is required in an initial notice of
          denial  by  the  Plan  Administrator,  other  than   an
          explanation of this claims review procedure. The Trustee shall have absolute discretion in carrying out its


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          responsibilities  to make its decision  of  an  appeal,
          including the authority to interpret and construe the terms hereunder, and all interpretations, findings of fact, and the decision of the Trustee regarding the appeal shall be final, conclusive and binding on all parties.

     (d)  Compliance  with the procedures described in paragraphs
          (b) and (c) shall be a condition precedent to the filing of any action to obtain any benefit or enforce any right which any individual may claim hereunder. Notwithstanding anything to the contrary in this Plan, these paragraphs (b), (c) and (d) may not be amended without the written consent of a seventy-five percent (75%) majority of Participants and Beneficiaries and such paragraphs shall survive the termination of this Plan with all benefits accrued hereunder have been paid.

Section 8.  Rights of Employees and Participants.

Nothing contained in the Plan (or in any other documents related to this Plan or to any Benefit) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or constitute any contract or limit in any way the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person with or without cause.

Section 9.     Awards in Foreign Countries.

The   Committee   shall  have  the  authority   to   adopt   such
modifications, procedures and subplans as may be necessary or desirable to comply


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with  provisions of the laws of foreign countries  in  which  the
Company or its Participating Subsidiaries may operate to assure the viability of the Benefits of Participants employed in such countries and to meet the purpose of this Plan.

Section 10.  Amendment and Termination.

The Board reserves the right to amend or terminate this Plan at any time, if, in the sole judgment of the Board, such amendment or termination is deemed desirable; provided that no member of the Board who is also a Participant shall participate in any action which has the actual or potential effect of increasing his or her Benefits hereunder, and further provided, the Company shall remain liable for any Benefits accrued under this Plan prior to the date of amendment or termination.

Section 11.  Unfunded Plan.

All amounts payable under this Plan shall be paid solely from the general assets of the Company and any rights accruing to a Participant under the Plan shall be those of a general creditor; provided, however, that the Company may establish a grantor trust to satisfy part or all of its Plan payment obligations so long as the plan remains unfunded for purposes of Title I of ERISA.

Section 12.  Miscellaneous Provisions.

(a) No right or interest of a Participant under this Plan shall be assignable or transferable, in whole or in part, directly or indirectly, by operation of law or otherwise (excluding devolution upon death or mental incompetency), without the prior consent of the Board.


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(b)  This Plan shall be effective as of January 1, 1994.

(c) No amount accrued or payable hereunder shall be deemed to be a portion of an Employee's compensation or earnings for the purpose of any other employee benefit plan adopted or main tained by the Company, nor shall this Plan be deemed to amend or modify the provisions of the Thrift Plan or the LTSSP.

(d) This Plan shall be construed, regulated, and administered in accordance with the laws of the State of Oklahoma except to the extent that said laws have been preempted by the laws of the United States.

(e) Except as otherwise provided herein, the Plan shall be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged.



2DP/037
02/10/2000


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